SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2005

ALKERMES, INC.

(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:      (617) 494-0171

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement, and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On February 1, 2005, Alkermes Controlled Therapeutics Inc. II (“ACT II”), a Pennsylvania corporation and wholly-owned subsidiary of Alkermes, Inc., pursuant to the terms of a purchase and sale agreement, sold, assigned and contributed to RC Royalty Sub LLC, a Delaware limited liability company, and wholly-owned subsidiary of ACT II (“Royalty Sub”) the rights of ACT II to collect certain royalty payments and manufacturing fees (the “Royalty Payments”) payable to ACT II under the Janssen Agreements (defined below) and certain agreements that may arise in the future, in exchange for approximately $145,000,000 in cash. The Royalty Rights arise under (i) the license agreements dated February 13, 1996 for the United States and its territories and February 21, 1996 for all countries other than the United States and its territories, by and between ACT II and Janssen Pharmaceutica Inc. and certain of its affiliated entities (“JP”) and (ii) the Manufacturing and Supply Agreement dated August 6, 1997 by and between JPI Pharmaceutica International (“JPI” and together with JP, “Janssen”), JP and ACT II (collectively, the “Janssen Agreements”). The License Agreements provide for the exclusive license to Janssen of certain of ACT II’s intellectual property (the “Licensed Technology”) to make, use and sell certain products, including Risperdal Consta, in a specified field. The purchase and sale agreement includes typical provisions regarding representations and warranties, affirmative and negative covenants consistent with our obligations under the Janssen Agreements, indemnification and other matters typically addressed in similar agreements.

     Also on February 1, 2005, Royalty Sub issued an aggregate principal amount of $170,000,000 of its Risperdal Consta® PhaRMASM Secured 7% Notes due 2018 (the “Notes”) to certain institutional investors in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) at a discount for net proceeds after transaction expenses of approximately $145,000,000. The Notes are subject to an Indenture, dated February 1, 2005 (the “Indenture”), by and between Royalty Sub and U.S. Bank National Association, as Trustee (the “Trustee”).

     The Indenture provides for $170,000,000 in aggregate principal amount of the Notes. Except as described below, the Royalty Payments are the sole source of payment for the Notes. Principal on the Notes must be paid in full by the final legal maturity date of January 1, 2018, unless redeemed earlier. Upon termination of the Janssen Agreements, the unpaid principal on the Notes will become due and payable in accordance with the payment schedule set forth in the Indenture. The interest rate applicable to the Notes is 7% per annum and is payable quarterly in arrears on January 1, April 1, July 1, and October 1 each year, beginning on April 1, 2005, however portions of the principal amount that are not paid off in accordance with the expected principal repayment profile will accrue interest at 9.75%. The yield to maturity on the Notes is 9.75%. The Indenture provides for an interest only period through January 1, 2009 (“The Interest Only Period”). A maximum of 1/12 of the outstanding principal, $14,166,666.67, (last payment will be $14,166,666.63) will be paid as principal on each quarterly payment date commencing April 1, 2009 through January 1, 2012. Non-payment of principal will not be an event of default prior to January 1, 2018.

     During the Interest Only Period, Royalty Sub will be entitled to receive distributions of revenues in excess of the amounts needed to pay interest on the Notes and expenses on any payment date (the “Excess IO Period Payments”) and may at its option distribute amounts equal to such Excess IO Period Payments to ACT II, subject to the following conditions:

(i)	The revenues on such payment date are sufficient to pay all expenses of Royalty Sub due and payable on such payment date and the accrued and unpaid interest on the Notes; and

(ii)	The ratio of Royalty Payments received during the quarterly period ending on such payment date divided by the accrued interest (assuming for the purposes of calculating the Yield Coverage Ratio, interest accrues at 9.750% on the invested capital) and expenses as of such payment date meets or exceeds required ratios.

     If these conditions are not met on any payment date, any Excess IO Period Payments available on such payment date will be held in a collection account. Amounts in the collection account will be distributed to Royalty Sub if, on four consecutive quarterly payment dates, the Yield Coverage Ratio (as defined below) is met. If at any time during the Interest Only Period a material adverse development occurs and is continuing with respect to Risperdal Consta, then until such material adverse development ends, all Excess IO Period Payments will be applied towards the payment of principal on the Notes.

     Any amounts remaining in the collection account on April 1, 2009 may be either (i) used by ACT II to repay outstanding Notes at 100% of the outstanding face value or (ii) used to cover future shortfalls in interest or principal on subsequent payment dates. The “Yield Coverage Ratio” is defined as the payments received by Royalty Sub for the relevant quarterly payment period (less certain reimbursements and expenses payable on behalf of ACT II) divided by the sum of interest on the Notes (assuming for the purposes of calculating the Yield Coverage Ratio, interest accrues at 9.750% on the invested capital) and any expenses of Royalty Sub. On each quarterly payment date, the excess above the required debt service payments on that date (i.e. actual interest payments and Royalty Sub expenses on or prior to January 1, 2009 and actual interest payments, principal payments and Royalty Sub expenses after January 1, 2009) will be available for distribution to ACT II if the following Yield Coverage Ratios are met:

April 1, 2005 to January 1, 2006: 2.0
April 1, 2006 to January 1, 2007: 3.0
April 1, 2007 to January 1, 2018: 5.0

     Other than in connection with amounts remaining in the collection account on April 1, 2009, the Notes will be callable in whole or in part according to the following schedule:

•	on quarterly payment dates before April 1, 2009: at a make-whole redemption price equal to the greater of par or the present value of future principal and interest payments discounted at the applicable treasury rate plus 1.00%

•	on quarterly payment dates between April 1, 2009-January 1, 2010: 103.50% of the outstanding principal

•	on quarterly payment dates between April 1, 2010-January 1, 2011: 101.75% of the outstanding principal

•	on quarterly payment dates between April 1, 2011-January 1, 2012: 100.00% of the outstanding principal

     The Notes are secured by a pledge by Royalty Sub of the Royalty Rights and substantially all of its other assets, and by a pledge by ACT II of its equity ownership interests in Royalty Sub. ACT II has granted to Royalty Sub a contingent license to use a certain portion of the Licensed Technology, and Royalty Sub can require ACT II to use a portion of its manufacturing facility to make a product falling under the contingent license, in the event that the Janssen Agreements are terminated prior to the payment of all interest and principal on the Notes.

     The Indenture includes typical provisions regarding representations and warranties of Royalty Sub, affirmative and negative covenants of Royalty Sub, events of default and remedies, and provisions regarding the duties of the Trustee, indemnification of the Trustee, and other matters typically addressed in similar indentures.

     The foregoing is a summary of the material terms of the Indenture. This summary does not purport to be complete, and is qualified by reference to the entire Indenture filed as Exhibit 4.1 to this Form 8-K.

Item 2.02 Results Of Operations And Financial Condition.

     On February 3, 2005, Alkermes announced its financial results for the three months ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

     On February 3, 2005, Alkermes announced that on February 1, 2005 its indirect wholly-owned subsidiary RC Royalty Sub LLC issued $170,000,000 aggregate principal amount of its Risperdal Consta® PhaRMASM Secured 7% Notes due 2018. A copy of the press release is attached hereto as Exhibit 99.2. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1	Indenture, dated as of February 1, 2005, between Royalty Sub and U.S. Bank National Association, as Trustee, including the form of Risperdal Consta® PhaRMASM Secured 7% Notes due 2018 attached as Exhibit A thereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: February 3, 2005	By:	/s/ James M. Frates
James M. Frates
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

4.1	Indenture, dated as of February 1, 2005, between Royalty Sub and U.S. Bank National Association, as Trustee, including the form of Risperdal Consta® PhaRMASM Secured 7% Notes due 2018 attached as Exhibit A thereto.
99.1	Press Release issued by the Company on February 3, 2005 announcing financial results for the three months ended December 31, 2004.
99.2	Press Release issued by the Company on February 3, 2005 announcing that on February 1, 2005 its indirect wholly-owned subsidiary RC Royalty Sub LLC issued $170,000,000 aggregate principal amount of its Risperdal Consta® PhaRMASM Secured 7% Notes due 2018.